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                                   EXHIBIT 23


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-21704, No. 33-24096, No. 33-37300, No. 33-65104 and No. 33-56717 of McClatchy
Newspapers, Inc. on Form S-8 of our report dated February 2, 1996, appearing in this Annual Report on Form 10-K of McClatchy Newspapers, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Sacramento, California
March 29, 1996